Sunrise Realty Trust, Inc. Announces Financial Results for the First Quarter 2025
First quarter 2025 GAAP net income of $3.1 million or $0.27 per basic weighted average common share and Distributable Earnings(1) of $3.5 million or $0.31 per basic weighted average common share
WEST PALM BEACH, FL, May 7, 2025 – Sunrise Realty Trust, Inc. (NASDAQ:SUNS) (“SUNS” or the “Company”) today announced its results for the quarter ended March 31, 2025.
SUNS reported generally accepted accounting principles (“GAAP”) net income of $3.1 million or $0.27 per basic weighted average common share and Distributable Earnings of $3.5 million or $0.31 per basic weighted average common share for the first quarter of 2025.
Brian Sedrish, Chief Executive Officer, said, “SUNS entered 2025 with a strong balance sheet and a portfolio comprised of recently originated, performing loans, enabling the Company to continue to remain on offense as it seeks to originate attractive, commercial real estate loans across the Southern United States, with an emphasis on residential and mixed-use assets. With a significant number of transitional lenders remaining preoccupied with their legacy loan books, and conventional lenders continuing to remain conservative, the conditions remain attractive for SUNS to capitalize on this market environment.”
Common Stock Dividend
On April 15, 2025, the Company paid a cash dividend of $0.30 per common share for the first quarter of 2025. SUNS distributed $4.0 million in dividends, or $0.30 per common share, compared to Distributable Earnings of $0.31 per basic weighted average common share for such period.
The Company previously provided an estimate that, based on certain assumptions, it expected to generate distributable earnings at, or close to, $0.30 per basic weighted average common share for the first two quarters of 2025 as the Company deployed the capital from its January 2025 equity offering. The Company maintains its recent guidance as it pertains to the second quarter. However, this estimate is subject to change.
Additional Information
SUNS issued a presentation, titled “First Quarter 2025 Investor Presentation,” which can be viewed at www.sunriserealtytrust.com under the Investor Relations section. The Company also filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, with the Securities and Exchange Commission on May 7, 2025.
SUNS routinely posts important information for investors on its website, www.sunriserealtytrust.com. The Company intends to use this webpage as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. SUNS encourages investors, analysts, the media and others interested in SUNS to monitor the Investors section of its website, in addition to following its press releases, SEC filings, public conference calls, presentations, webcasts and other information posted from time to time on the website. To sign-up for email-notifications, please visit the “Email Alerts” section of the website under the “IR Resources” section.
1 Distributable Earnings is a non-GAAP financial measure. See the “Non-GAAP Metrics” section of this release for a reconciliation of GAAP Net Income to Distributable Earnings.

Conference Call & Discussion of Financial Results
SUNS will host a conference call at 10:00 am (Eastern Time) on Wednesday, May 7, 2025, to provide an update on the business. All interested parties are welcome to participate. The call will be available through a live audio webcast at the Investor Relations section of SUNS’s website found here: SUNS -- Investor Relations, or by registering in advance at this link. To participate in the live conference call, dial 888-715-9871 (or 646-307-1963 for international callers) and provide Conference ID 6235201. A replay will be available one hour after the event and archived for 90 days on the Investor Relations section of SUNS’ website.
About Sunrise Realty Trust, Inc.
Sunrise Realty Trust, Inc. (NASDAQ: SUNS) is an institutional commercial real estate (“CRE”) lender providing flexible financing solutions to sponsors of CRE projects in the Southern United States. It focuses on transitional CRE business plans with the potential for near-term value creation, collateralized by top-tier assets in established and rapidly expanding Southern markets. For additional information regarding the Company, please visit www.sunriserealtytrust.com.
Non-GAAP Metrics
In addition to using certain financial metrics prepared in accordance with GAAP to evaluate our performance, we also use Distributable Earnings to evaluate our performance excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan activity and operations. Distributable Earnings is a measure that is not prepared in accordance with GAAP. Distributable Earnings and the other capitalized terms not defined in this section have the meanings ascribed to such terms in our most recently filed quarterly report. We use this non-GAAP financial measure both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that this non-GAAP financial measure and the information they provide are useful to investors since these measures permit investors and shareholders to assess the overall performance of our business using the same tools that our management uses to evaluate our past performance and prospects for future performance.
The determination of Distributable Earnings is substantially similar to the determination of Core Earnings under our Management Agreement, provided that Core Earnings is a component of the calculation of any Incentive Compensation earned under the Management Agreement for the applicable time period, and thus Core Earnings is calculated without giving effect to Incentive Compensation expense, while the calculation of Distributable Earnings account for any Incentive Compensation earned for such time period. We define Distributable Earnings as, for a specified period, the net income (loss) computed in accordance with GAAP, excluding (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss); provided that Distributable Earnings does not exclude, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash, (iv) provision for (reversal of) current expected credit losses (“CECL”), (v) taxable REIT (as defined below) subsidiary (“TRS”) (income) loss, net of any dividends received from TRS and (vi) one-time events pursuant to changes in GAAP and certain non-cash charges, in each case after discussions between our Manager and our independent directors and after approval by a majority of such independent directors.
We believe providing Distributable Earnings on a supplemental basis to our net income as determined in accordance with GAAP is helpful to shareholders in assessing the overall performance of our business. As a real estate investment trust (“REIT”), we are required to distribute at least 90% of our annual REIT taxable income, subject to certain adjustments, and to pay tax at regular corporate rates to the extent that we annually distribute less than 100% of such taxable income. Given these requirements and our belief that dividends are generally one of the principal reasons that shareholders invest in our common stock, we generally intend to attempt to pay dividends to our shareholders in an amount at least equal to such REIT taxable income, if and to the extent authorized by our Board of Directors. Distributable Earnings is one of many factors considered by our Board of Directors in authorizing dividends and, while not a direct measure of net taxable income, over time, the measure can be considered a useful indicator of our dividends.
Distributable Earnings is a non-GAAP financial measure and should not be considered as a substitute for GAAP net income. We caution readers that our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our reported Distributable Earnings may not be comparable to similar measures presented by other REITs.

The following table provides a reconciliation of GAAP Net income to Distributable Earnings:

	Three months ended March 31,
	2025	2024

Net income	$3,099,437	$1,762,345
Adjustments to net income:
Stock-based compensation expense	243,621	—
Depreciation and amortization	—	—
Unrealized (gains) losses, or other non-cash items	—	—
Provision for (reversal of) current expected credit losses	117,648	—
TRS (income) loss	—	—
One-time events pursuant to changes in GAAP and certain non-cash charges	—	—
Distributable earnings	$3,460,706	$1,762,345
Basic weighted average shares of common stock outstanding	11,208,015	6,889,032
Distributable earnings per basic weighted average share	$0.31	$0.26
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views and projections with respect to, among other things, future events and financial performance. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “guidance,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including statements about our future growth and strategies for such growth, and our estimates of future distributable earnings, are subject to the inherent uncertainties in predicting future results and conditions and are not guarantees of future performance, conditions or results. Certain factors, including the ability of our manager to locate suitable loan opportunities for us, monitor and actively manage our loan portfolio and implement our investment strategy; the demand for commercial real estate investment; management’s current estimate of expected credit losses and current expected credit loss reserve and other factors could cause actual results and performance to differ materially from those projected in these forward-looking statements. More information on these risks and other potential factors that could affect our business and financial results is included in SUNS’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of SUNS’s Annual Report on Form 10-K filed on March 6, 2025, and subsequently filed Quarterly Reports on Form 10-Q. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect SUNS. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:
Robyn Tannenbaum
(561) 510-2293
ir@sunriserealtytrust.com